Exhibit 99.2
June 16, 2014

Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Street
15124 Maroussi
Athens, Greece
Attention: Georgia Mastagaki

Re:            Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Star Bulk Carriers Corp., a Marshall Islands corporation (“Parent”), Star Synergy LLC, a Marshall Islands limited liability company and a wholly-owned subsidiary of Parent (“Oaktree Holdco Merger Sub”), Star Omas LLC, a Marshall Islands limited liability company and a wholly-owned subsidiary of Parent (“Pappas Holdco Merger Sub” and, together with Oaktree Holdco Merger Sub, the “Merger Subs”), Oaktree OBC Holdings LLC, a Marshall Islands limited liability company, Millennia Limited Liability Company, a Marshall Islands limited liability company, Oaktree Dry Bulk Holdings LLC, a Marshall Islands limited liability company and Millennia Holdings LLC, a Marshall Islands limited liability company. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

As a condition and inducement to the willingness of Parent and each Merger Sub to enter into the Merger Agreement, the undersigned hereby agrees as follows:

1.            Entry Into and Termination of Related Agreements.

(a)            Each of the undersigned agrees, solely with respect to itself, to (i) execute and deliver to Parent the Registration Rights Agreement, which shall supersede the Existing Registration Rights Agreement, and (ii) consent to the termination of the Oaktree Purchase Agreement, other than with respect to Section 10 of the Oaktree Purchase Agreement, which each of the undersigned agrees shall survive in accordance with its terms, in each case at, and subject to the occurrence of, the Closing.

(b)            Parent hereby agrees to (i) execute and deliver to each of the undersigned the Registration Rights Agreement at, and subject to the occurrence of, the Closing and (ii) consent to the termination of the Oaktree Purchase Agreement, other than with respect to Section 10 of the Oaktree Purchase Agreement, which Parent agrees shall survive in accordance with its terms.

(c)            At, and subject to the occurrence of, the Closing, except as otherwise provided herein, no party hereto shall have any further rights, claims, obligations or continuing liabilities under the Oaktree Purchase Agreement or the Existing Registration Rights Agreement, and no further payments or obligations shall be due or owing, or may become due or owing, under or in respect of such Oaktree Purchase Agreement or Existing Registration Rights Agreement.

2.            Termination. This agreement shall terminate automatically upon the termination of the Merger Agreement for any reason in accordance with its terms; provided, that this Section 2 and Sections 3-9 shall survive any such termination.

3.            Governing Law; Jurisdiction; Waiver of Jury Trial.  This agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the Laws of the State of New York without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York, except to the extent that the law of the Marshall Islands is mandatorily applicable to the Merger. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN MANHATTAN IN NEW YORK CITY OR IN THE FEDERAL SOUTHERN DISTRICT IN THE STATE OF NEW YORK AND ANY APPELLATE COURT THEREFROM LOCATED IN NEW YORK, NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS.  EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF IT OR ITS AFFILIATE SPECIFIED IN THE BOOKS AND RECORDS OF PARENT, SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING.  NOTHING HEREIN WILL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

4.            Amendment; Waiver. Any provision of this agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that any such amendment or waiver on behalf of Parent at any time prior to the Closing shall require the approval of a majority of the Special Committee. No waiver shall be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this agreement.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

5.            Severability. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.            Headings. The descriptive headings contained in this agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this agreement.

7.            Construction.  The parties have participated jointly in the negotiation and drafting of this agreement, and, in the event an ambiguity or question of intent or interpretation arises, this agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this agreement.

8.            Binding Effect; Benefit; Assignment.  The provisions of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this agreement without the consent of each other party hereto, except that Parent may transfer or assign its rights and obligations under this agreement after the Effective Time to any Affiliate of Parent to which Parent has assigned its rights and obligation under the Merger Agreement; provided, that no such assignment shall relieve Parent of any obligations under this agreement.  Any purported assignment without such prior written consents shall be void.

9.            Counterparts.  This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this agreement.

[Signature Page Follows]

MONARCH ALTERNATIVE SOLUTIONS MASTER FUND LTD
MONARCH CAPITAL MASTER PARTNERS II-A LP
MONARCH CAPITAL MASTER PARTNERS II LP
MONARCH DEBT RECOVERY MASTER FUND LTD
MONARCH OPPORTUNITIES MASTER FUND LTD
P MONARCH RECOVERY LTD

By: Monarch Alternative Capital LP, as investment manager

By:
       Name:
       Title:

Accepted and agreed to
 as of the date first written above:
STAR BULK CARRIERS CORP.

By:	________________________________ Name: Title: